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                                                                     EXHIBIT 5.1

            [KAYE, SCHOLER, FIERMAN, HAYS & HANDLER, LLP LETTERHEAD]


                                                                  (212) 836-8000

                                  June 17, 1997



Spanish Broadcasting System, Inc.
26 West 56th Street
New York, New York  10019

Gentlemen:

         We have acted as special counsel for Spanish Broadcasting System, Inc., a Delaware corporation (the "Company"), Spanish Broadcasting System of California, Inc., a California corporation ("SBS-CA"), Alarcon Holdings, Inc., a New York corporation ("AHI"), SBS of Greater New York, Inc., a New York corporation ("SBS-GNY"), SBS Promotions, Inc., a New York corporation ("SBSPI"), Spanish Broadcasting System Network, Inc., a New York corporation ("SBSNI"), Spanish Broadcasting System, Inc., a New Jersey corporation ("SBS-NJ"), and Spanish Broadcasting System of Florida, Inc., a Florida corporation ("SBS-FL" and together with SBS-CA, AHI, SBS-GNY, SBSPI, SBSNI and SBS-NJ, the "Guarantors") in connection with the preparation and filing of a registration statement on Form S-4, as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on May 1, 1997 and as may be amended and supplemented (the "Registration Statement"). The Registration Statement relates to (i) the issuance of up to an aggregate principal amount of $75,000,000 11% Senior Notes due 2004, Series B (the "Series B Notes") in exchange for a like principal amount of 11% Senior Notes due 2004, Series A (the "Series A Notes") and (ii) the guarantee by each of the Guarantors of the Series B Notes (the "Guarantees"). The Series A Notes were, and the Series B Notes are to be, issued pursuant to the provisions of an indenture (the "Indenture") entered into among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee").

         We have examined and relied on for purposes of this opinion originals or copies certified or otherwise identified to our satisfaction of such corporate records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In rendering the opinion expressed below, we have assumed the genuineness of all signatures, other than those of officers of the Company or the Guarantors, the authenticity of all documents submitted to us as originals, the


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Spanish Broadcasting System, Inc.      2                           June 17, 1997

conformity with the original documents of all documents submitted to us as reproduced copies and the authenticity of all such latter documents.

         Based upon the foregoing, it is our opinion that:

         1. When the Series B Notes have been duly executed as provided in the Indenture and delivered in exchange for the Series A Notes, as described in the Registration Statement, and assuming due authentication thereof by the Trustee in accordance with the terms of the Indenture, the Series B Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

         2. When the Guarantees are duly executed and delivered by the Guarantors in the manner contemplated in the Registration Statement, the Guarantees will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

         We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters."

                                           Very truly yours,

                                           /s/ Kaye, Scholer, Fierman,
                                               Hays & Handler, LLP